EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PEDEVCO CORP., of our report dated April 1, 2019, with respect our audit of the consolidated financial statements of PEDEVCO Corp. and subsidiaries as of December 31, 2018 and the year then ended, which report is included in the Annual Report on Form 10-K of PEDEVCO Corp. for the year ended December 31, 2018.

/s/ Marcum LLP

Marcum LLP
Houston, Texas
August 29, 2019